                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            M.H. MEYERSON & CO., INC.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

                          -----------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          --------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          --------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          --------------------------------------------

     5)   Total fee paid:

          --------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

          --------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------------

     3)   Filing Party:

          --------------------------------------------

     4)   Date Filed:

          --------------------------------------------

                            M.H. MEYERSON & CO., INC.

                              Newport Office Tower
                            525 Washington Boulevard
                          Jersey City, New Jersey 07310

         --------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         --------------------------------------------------------------



         Date:  Tuesday, June 22, 1999
         Time:  8:00 a.m.
         Place: Newport Office Tower
                525 Washington Boulevard
                Jersey City, New Jersey 07310

Matters to be voted on:

1.   Election of two Class II directors.

2. Approval of amendments to our 1993 Employees Stock Option Plan, increasing the number of shares by 500,000 shares and extending the expiration date of the Plan to June 21, 2008.

3. Ratification of the appointment of Vincent R. Vassalo, CPA, as our independent accountant for our fiscal year ending January 31, 2000.

4.   Any other matters properly brought before the shareholders at the meeting.

                                     By orders of the Board of Directors,

                                     Michael Silvestri
May 19, 1999                         President and Chief Operating Officer


                                     Contents
                                                                        Page
                                                                        ----
 General Information About Voting                                         3
 Proposal No. 1: Election of Directors                                    6
 Proposal No. 2: Approval of Amendments to Employee Stock Option Plan    14
 Proposal No. 3: Appointment of Independent Accountants                  16


                                 PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the board of directors. This proxy statement was first mailed to shareholders on May 20, 1999.

                        General Information About Voting

Who can vote?

     You can vote your shares of common stock if our records show that you owned the shares on May 3, 1999. A total of 6,027,335 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for both of the two director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by June 12, 1999 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that industry practice determines to be routine, and not on any other proposal. Banker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We have not retained any proxy solicitation firm, so our costs in contacting you will be minimal.

                                 Stock Ownership

     The following table shows the number of shares of common stock beneficially owned (as of April 7, 1999) by:

     o each person who we know beneficially owns more than 5% of the common stock;

     o    each director;

     o each executive director named in the Executive Compensation Table on page 12; and

     o    the directors and executive officers as a group.

     Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them. This information is based upon 5,527,335 outstanding shares of common stock and presently exercisable options to acquire 1,060,000 shares of common stock held by the persons noted:


                                     Common Stock
Name and Address                   Beneficially Owned        Percent of Class
----------------                   ------------------        ----------------
Martin H. Meyerson                     2,465,190                  44.657%
Michael Silvestri                        130,000                   2.339%
Kenneth J. Koock                         399,625                   7.448%
Jeffrey E. Meyerson                      130,000                   2.298%
Eugene M. Whitehouse                      75,000                   1.350%
Bertram Siegel                            80,000                   1.427%
Martin Leventhal                          75,000                   1.339%
Alfred Duncan                             15,000                   0.271%
All executive officers and
directors as a group (8 people)        3,369,815                  51.156%


Unless otherwise stated, the business address of each of the named individuals in this table is c/o M.H. Meyerson & Co., Inc., 525 Washington Boulevard, Jersey City, New Jersey 07310.

The following table sets forth opposite the name of each of the following people, the number of shares of our common stock which that person has the right to acquire upon exercise of currently outstanding and exercisable stock options. These shares are included in the shares shown as beneficially owned by such persons in the table above:

         Name                                        Option Shares
         ----                                        -------------

         Martin H. Meyerson                           430,000
         Michael Silvestri                             30,000
         Kenneth J. Koock                             275,000
         Jeffrey E. Meyerson                          130,000
         Eugene M. Whitehouse                          25,000
         Bertram Siegel                                80,000
         Martin Leventhal                              75,000
         Alfred Duncan                                 15,000

                                 PROPOSAL NO. 1

                              Election of Directors

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with the number of directors in each class fixed by the Board of Directors, and with the term of office of one class expiring each year. There are presently eight Board members, two in the class holding office until the Annual Meeting, three in the class holding office until the next succeeding Annual Meeting, and three in the class holding office until the second succeeding Annual Meeting.

     Messrs. Kenneth J. Koock and Martin Leventhal, management's nominees for Class II Directors, are now serving as Class II Directors.

     Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares of Common Stock for which they hold proxies "FOR" the election of Kenneth
J. Koock and Martin Leventhal as Class II Directors. Each of such persons has consented to being named as a nominee in this Proxy Statement and to serve as a Class II Director if elected.

     The Board has no nominating committee. The nominees for Class II Directors were selected by the entire Board of Directors. At the Meeting, shareholders may make nominations for Class II Directors.

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of Messrs. Koock and Leventhal as nominees.

     Certain information concerning the directors who are being nominated for reelection at the meeting and the incumbent directors whose terms of office continue after the Annual Meeting and executive officers of the Company named in the section "Executive Compensation" and all directors and executive officers as a group, is set forth below.

     While the Board of Directors has no reason to believe that either Messrs. Koock or Leventhal will not be available as a candidate for election, should this situation arise, the enclosed proxy may be voted for the election of another nominee or nominees in the discretion of the persons acting pursuant to the proxy.

     The following persons have been nominated for election as Directors of the Company as members of the indicated class, to serve for a term of three years:

                                     Director
         Name           Age           Since          Class
         ----           ---           -----          -----

Kenneth J. Koock        56            1993            II
Martin Leventhal, CPA   62            1994            II


     All Directors hold office until their terms expire and until their successors have been elected and qualified.

     Information about each Director and nominee for Director is given below.

Martin H. Meyerson, Chairman, Chief Executive Officer and Chief Financial
Officer

     Martin H. Meyerson is our Chairman, Chief Executive Officer, Chief Financial Officer and a director since founding our company in 1960. Mr. Meyerson also acts as Chairman of our Emeyerson.com Inc. subsidiary. Mr. Meyerson was also the President and a director of Bio Recovery Technology, Inc., a research and development company involved in microbiological and pollution control products, from 1984 through 1986. He was also the chairman of the board of Bio Metallics, Inc., a firm also involved in pollution control products, from 1987 through 1990. Mr. Meyerson graduated from Packard College in 1952, majoring in Business Administration.

Michael Silvestri, President, Chief Operating Officer and Director

     Michael Silvestri joined us in 1978 as Manager and Cashier and has been our President and Chief Operating Officer since 1984. Mr. Silvestri became a Director in 1993. He has been actively involved in the securities business for thirty (30) years. His previous experience at Fahnstock & Company enabled him to expand his operational expertise in all trading areas. He has established new compliance and accounting procedures for us. Mr. Silvestri received a sociology and business degree from Brooklyn College in 1974.

Kenneth J. Koock, Vice Chairman and Director

     Kenneth J. Koock has been with us since 1977 and became a director in 1993. Mr. Koock also acts as Vice Chairman of Emeyerson.com Inc. Mr. Koock received his B.A. degree from Duke University in 1963 and a law degree in 1966 from St. John's University. He was president of Bio Metallics, Inc. from 1987 through 1990 and is a member of the New York State Bar Association.

Jeffrey E. Meyerson, Vice President, Foreign Trading and Director

     Jeffrey E. Meyerson has been with us since 1987. He became Vice President of the Foreign Trading Department in 1989 and a Director in 1993. He received an Economics/Management degree from Ithaca College in 1987. He is the son of our Chairman.

Eugene M. Whitehouse, Vice President, Controller, Secretary, Treasurer and Director

     Eugene M. Whitehouse has been associated with us since 1983 and became our Vice President and Controller in 1994, and a director in 1996. He received a B.B.A. degree from Pace University in 1982, and an M.B.A. from St. Peter's College with a concentration in MIS in 1994, and a concentration in International Business in 1997.

Bertram Siegel, Esq., Director

     Bertram Siegel became a director in 1994. Mr. Siegel is a partner in the law firm of Siegel and Siegel, and was a member of the Board of Directors of Bio Metallics, Inc., from 1987 through 1990. He is a member of the New Jersey and Bergen County Bar Associations, and received his Juris Doctor degree from Rutgers, the State University of New Jersey in 1963.

Martin Leventhal, CPA, Director

     Martin Leventhal graduated from Brooklyn College in 1958 and became a Certified Public Accountant in 1963. He became a director in 1994. With the exception of time spent in military service, he has been actively involved in public accounting since his graduation. In 1971, he founded the firm most recently known as Martin Leventhal & Company, a CPA firm with approximately 25 employees. In 1997 Martin Leventhal & Company merged with Weinick, Sanders & Co. to form Weinick, Sanders, Leventhal & Co., LLP, with approximately 100 employees, of which Mr. Leventhal is the executive partner. He is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants, for which he served on numerous committees. He has also held a principal's license in the securities industry.

Alfred T. Duncan, Director

     Alfred T. Duncan has been an independent management consultant since 1992, specializing in financial management for small growth firms. He became a director in 1997. Prior to 1992, he held numerous senior positions with Commodore International, Ltd. including General Manager of Latin America and Eastern Europe (1990-1991) and General Manager of U. S. operations (1987-1990). He was President and Chief Executive Officer of Victor Technologies (1986-1987) and has held financial management positions with A. M. International, Abbott Laboratories, First National Bank of Chicago, and Ford Motor Company. He is currently Executive Vice President and Chief Financial Officer of On Site Sourcing Inc. He received an

M.B.A. degree from Harvard University in 1972 and a B.S.C.E. degree from Duke University in 1965.

Certain Relationships and Related Transactions

     We pay maintenance charges for space in Aventura, Florida, under an agreement with our Chairman, who owns the property. This space is primarily used for entertainment and investment banking purposes. The total maintenance charges for the years ending January 31, 1999 and 1998 were $10,440 and $10,440, respectively. We also pay rent for space in New York City, New York, which is leased in the name of our Chairman. This property is also used primarily for entertainment and investment banking. The total rent paid on this space for the years ended January 31, 1999 and 1998 were $35,315 and $31,310, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1999.

     Committees of the Board and Other Information. The board of directors has one committee, the audit committee.

Audit Committee

     The Audit Committee consists of Messrs. Silvestri, Siegel and Duncan. The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention, or termination of our independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the Chief Financial Officer their separate opinions as to the adequacy of our system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; discuss with management any concerns the Committee may have with regard to our business practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the Chief Financial Officer to make inquiries into and discuss their activities; and review the overall activities of our internal auditors.

     The board of directors had three meetings during the year ended January 31, 1999. No director was absent from more than one meeting. There is no separate Compensation Committee but the Board of Directors, acting as a whole, fills this function.

     Directors receive 5,000 options to purchase shares of our Common Stock annually. Outside Directors are compensated $300 for each meeting of the Board of Directors he attends. Inside Directors have waived their right to be compensated for attending meetings of the Board of Directors.

                             Executive Compensation

     The following report and the performance graph on page 13 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other of our filings under the Securities Act of 1993 or the Securities Exchange Act of 1934, unless we state otherwise.

                      Report of the Compensation Committee

     Compensation Policies. The principal goal of our compensation program as administered by the Board of Directors is to help us attract, motivate and retain the executive talent required to develop and achieve our strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

     Base Salary. Base salaries paid to our executive officers are intended to be competitive with those paid to executives holding comparable positions in the marketplace. Individual performance and our performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals in a manner consistent with operating and financial performance.

     Bonuses. Annual cash bonuses are intended to motivate performance by creating the potential to earn annual incentive awards that are contingent upon personal and business performance. We set goals of revenue and profitability for each group.

     Long Term Incentives. We provide our executive officers with long-term incentive compensation through grants of stock options our stock option plan. The grant of stock option aligns the executive's interests with those of our stockholders by providing the executive with an opportunity to purchase and maintain an equity interest in our stock and to share in the appreciation of its value Stock. In fiscal 1999, options to purchase an aggregate of 100,000 shares of our Common Stock were granted to our executive officers other than the Chief Executive Officer. Each of these options vested at grant.

     CEO's Compensation. As discussed in the Executive Compensation Table, Mr. Meyerson received a base salary of $512,500 for fiscal 1999 but did not receive a bonus. During the third quarter of Fiscal 1999, when securities markets were in dislocation and our operations were under pressure, Mr. Meyerson voluntarily, on a temporary basis, reduced his base salary, as part of a company wide cost reduction program. In the absence of these special circumstances, the factors involved in determining our CEO's compensation are our revenues and profits, his lengthy experience and business acumen, his responsibilities, and the efforts exerted by him in performance of his duties.

Reported upon by the Board of Directors:

      Martin H. Meyerson                            Eugene M. Whitehouse
      Kenneth J. Koock                              Bertram Siegel
      Michael Silvestri                             Martin Leventhal
      Jeffrey E. Meyerson                           Alfred T. Duncan

Employment Agreements

     We have employment agreements with Martin H. Meyerson and Michael Silvestri. The agreements provide for base annual compensation of $600,000 and $200,000 respectively, plus certain incentive compensation. The agreements expire on October, 1999 and are automatically renewable for periods of one (1) years. In the event we terminate without cause the employment of either Mr. Meyerson or Mr. Silvestri (except by causing non-renewal of their employment agreement), they would receive a severance payment equal to one year's base salary plus accrued benefits and incentive compensation.

Internal Revenue Code Limits

     Section 162(a) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee currently intends to structure its executive-compensation packages to meet these requirements.

     The following table sets forth as of the years ended January 31, 1999, 1998 and 1997 the compensation we paid for services rendered in all capacities to all executive officers whose cash compensation exceeded $100,000 during these years:

                                                                                             Long Term
                                                                                             Compensation
                                                                                             ------------

                                                                                             Securities
                                                      Fiscal         Salary       Bonus      Underlying
Name and Principal Position                            Year                                  Options/SARS(#)

Martin H. Meyerson, Chairman.......................  1999        $   512,500          --            --
                                                     1998            600,000          --         15,000
                                                     1997            600,000     $200,000         5,000

Kenneth J. Koock, Vice Chairman....................  1999            434,800          --            --
                                                     1998            574,800          --         10,000
                                                     1997          1,448,800          --        255,000

Michael Silvestri, President and Chief
         Operating Officer.........................  1999            225,018      100,000       115,000
                                                     1998            215,018          --          5,000
                                                     1997            270,111      100,000         5,000


This table does not specify "other compensation" since it is less than 10% of the total salary and bonus reported for each officer. Mr. Koock does not receive a base salary. His compensation is based on commissions earned. Mr. Silvestri earns compensation based on commissions earned in addition to his contracted salary and incentive amounts.

Option Grants in Last Fiscal Year

     The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended January 31, 1999:


                                                                                                     Potential realizable
                             Number of       % of Total                                                Value at Assumed
                            Securities         Options                                                 annual Rates of
                            Underlying        Granted to                                                 Stock Price
                              Options         Employees         Exercise Price        Expiration       Appreciation for
                            Granted (#)    in Fiscal Year           ($/sh)               Date            Option Term
                            -----------    --------------           ------               ----          -----     ------
                                                                                                       5%($)     10%($)
                                                                                                       -----     ------

Michael Silvestri              15,000           2.636              $1.96875              6/9/03        8,163.75  18,033.75
                              100,000          17.543                 1.375              8/4/03       38,000.00  83,900.00

The options granted to Mr. Silvestri became exercisable in June and August 1998, respectively. In accordance with SEC rules, the last two columns shows gains that might exist for the respective options, assuming the market price of our common stock appreciates from the date of grant over a period of five years (the end of the option term) at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     No options were exercised by any executive officer named in the Summary Compensation Table during the fiscal year ended January 31, 1999. The following table contains information concerning the number and value, at January 31, 1999, of unexercised options held by executive officers named in the Summary Compensation Table:


                                                                        [This table represents the difference between
                                                                        the exercise price of the outstanding options
                                                                            and the estimated market price of the
                                                                             Common Stock on January 29, 1999 of
                                                                                     $2.3125 per share.]
                              Number of Shares Underlying Unexercised         Value of Unexercised In-the Money
                                       Options at FY-End(#)                           Options at FY-End
Name                               (Exercisable /Unexercisable)                 (Exercisable /Unexercisable)
----                               ----------------------------                 ----------------------------


Martin H. Meyerson                           430,000/0                                       $275,625/0

Kenneth J. Koock                             275,000/0                                        $23,437/0

Michael Silvestri                            130,000/0                                        $99,843/0


Share Performance Graph

The following graph shows changes over the past five year period ending January
31, 1999 of $100 invested in: (1) the Nasdaq Stock Market, (2) The Nasdaq
Financial Stocks, and (3) our Common Stock.

  [The following table was depicted as a line graph in the printed materials.]

                                            Nasdaq                 Nasdaq
                    M.H. Meyerson        Stock Market         Financial Stocks
                    -------------        ------------         ----------------
         1994            $100              $100                     $100

         1995             17.021               95.414                101.052

         1996             34.043              134.843                143.072

         1997             69.149              176.735                190.173

         1998             62.766              208.582                268.016

         1999             39.362              326.274                268.172


                                       13



                                 PROPOSAL NO. 2
         Approval of Amendments to the 1993 Employees Stock Option Plan

     At the annual meeting, you will be asked to vote to approve two amendments to our 1993 Employees Stock Option Plan which:

     o increase the number of shares covered by this Plan from 2,500,000 shares to 3,000,000 shares, an increase of 500,000 shares; and

     o extend the term of the Plan from its current expiration date of October 1, 2003 to an expiration date of June 21, 2008.

     We recommend that you vote in favor of these amendments. The amendments were adopted by our directors on May 11, 1999.

     Vote Required. If a majority of the shares of common stock entitled to vote at the meeting are voted for these amendments to the 1993 Employees Stock Option Plan, the amendments will be approved.

     Summary of the Plan. Here is a summary of the significant terms of the Plan, including the two amendments described thereto:

Amendments:

   Total Number of
      Shares Covered.............. 3,000,000 (increased from 2,500,000).

   Term of Plan................... The Plan will expire on June 21, 2008, unless we terminate it earlier.  Prior to this
                                   amendment, the Plan was scheduled to
                                   terminate October 1, 2003.

Other Plan Provisions:
   Administration................. The Board of Directors administers the Plan.

   Eligible Persons............... Officers and other key employees of the
                                   Company, directors, consultants and
                                   independent contractors.

   Exercise Price................. The fair market value on the date of grant;
                                   generally this is the closing price of our common stock on the date we grant the option.

   Terms of Options.............. Generally 10 years, but could be a shorter period.

   Vesting of Options............ Options will generally vest over the term provided in the grant.

   Exercise of Options........... The holder of an option can choose to pay the exercise price of the option in cash, with our common stock (valued at the closing price of the common stock on the exercise date) or, with the permission of the board of directors, with funds borrowed from us.

   Transferability............... Non-transferable by holder during lifetime.

     General Discussion. As of January 31, 1999, 1,993,000 options have been granted under the Plan, 107,000 have been exercised, and 1,886,000 are outstanding. The outstanding options have exercise prices from $1.00 to $3.50 per share.

     Stock options are a key factor in our efforts to attract new employees and consultants and to retain and motivate existing employees and consultants. If these amendments to our 1993 Employees Stock Option Plan are not approved, our ability to secure the services of new employees and consultants and to retain and motivate existing personnel will be impaired.

     Federal Income Tax Consequences to Option-Holders. All options granted under the Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code. If the option is an incentive stock option, no taxable income is recognized by the holder either upon grant of the option or exercise of the option. If the option is not an incentive stock option then, when the option is exercised, the option-holder will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. When shares are resold by the option-holder, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. We will be entitled to a deduction in the same amount as any ordinary income recognized by the option-holder.

     This is only a summary of the federal income tax consequences of the grant and exercise of options under the Plan. It is not a complete statement of all tax consequences. In particular, we have not discussed the income tax laws of any municipality, state, or foreign country where an optionee resides.

                                 PROPOSAL NO. 3
             Ratification of Appointment of Independent Accountants

     We have appointed the accounting firm of Vincent R. Vassallo, CPA as our independent accountants to examine the Company's financial statements for the year ending January 31, 2000. A resolution to ratify the appointment will be presented at the annual meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we will reconsider our selection of Vincent R. Vassallo, CPA.

     We recommend that you vote for ratification of the appointment of Vincent
R. Vassallo, CPA.

     Vincent R. Vassallo, CPA examined the Company's financial statements for 1999. A representative of this firm will be at the meeting and available to answer questions.

                  Shareholder Proposals for 2000 Annual Meeting

     If you want to include a shareholder proposal in the proxy statement for the 2000 annual meeting, it must be delivered to our secretary at our executive offices before February 11, 2000.

                                  Other Matters

     At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

     You can obtain a copy of our Annual Report on Form 10-K for the year ended January 31, 1999 at no charge by writing to our corporate secretary at Newport Office Tower, 525 Washington Boulevard, Jersey City, New Jersey 07310.


                                         By order of the Board of Directors,




                                         Michael Silvestri
May 19, 1999                             President and Chief Operating Officer

     Please date, sign and mail your proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                          M.H. MEYERSON & CO., INC.

                                June 22, 1999



               Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------

       Please mark your
A /X/  votes as in this
       example.



1. Election of two Class II directors.


               FOR            WITHHOLD
              /  /             /  /


Nominees: Kenneth J. Koock
          Martin Leventhal

For, except vote withheld from the following nominee(s):

-------------------------------------------------------


2. Approval of amendments to our 1993 Employees Stock Option Plan, increasing the number of shares by 500,000 shares and extending the expiration date of the Plan to June 21, 2008.

          FOR            AGAINST        ABSTAIN

         /  /             /  /           /  /

3. Ratification of the appointment of Vincent R. Vassalo, CPA, as our independent accountant for our fiscal year ending January 31, 2000.

          FOR            AGAINST        ABSTAIN

         /  /             /  /           /  /

4. Any other matters properly brought before the shareholders at the meeting.



Please date, sign and return this Proxy Card using the enclosed envelope.



Signature               Signature if held jointly             Dated:     , 1999
         -------------                           -------------      -----
NOTE: (Signature should conform exactly to name on this Proxy. When shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

                          M.H. MEYERSON & CO., INC.
                             Newport Office Tower
                           525 Washington Boulevard
                        Jersey City, New Jersey 07310

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 1999

              The undersigned hereby appoints Martin H. Meyerson and Michael Silvestri, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for on behalf of the undersigned at the Annual Meeting of Shareholders of M.H. Meyerson & Co., Inc. (the "Company") to be held at Newport Office Tower, 525 Washington Blvd., Jersey City, New Jersey on Tuesday, June 22, 1999, at 8:00 a.m., local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies.

              This Proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, shares will be voted FOR the election of directors named in the Proxy, FOR Proposals 2 and 3 and on any other matters properly brought before the shareholders at the meeting.

      (Continued and to be dated and signed on other side)










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